EX. -99.906 CERT(i)

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the AdvisorShares Trust (the Registrant), do hereby certify, to such officer's knowledge, that:

(1)
the Form N-CSR of the Registrant for the period ended December 31, 2009 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of the 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 9, 2010

/s/ Noah Hamman

Name: Noah Hamman

Title: Chief Executive Officer

Dated: March 9, 2010

/s/ Dan Ahrens

Name: Dan Ahrens

Title: Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.